                                                                  Exhibit (4)(f)

                                 AMENDMENT NO. 5

                  AMENDMENT NO. 5 dated as of February 16, 1996 to the AMENDMENT AND RESTATEMENT dated as of April 28, 1993 of CREDIT AGREEMENT dated as of April 21, 1992 between THE FIRST AMERICAN FINANCIAL CORPORATION (the "Company"), the
                                                                -------
lenders party thereto (the "Lenders") and THE CHASE MANHATTAN BANK (NATIONAL
                            -------
ASSOCIATION), as agent (the "Agent") for the Lenders (such Amendment and
                             -----
Restatement, as amended by Amendment No. 1 thereto dated as of June 1, 1994, Amendment No. 2 thereto dated as of November 22, 1994, Amendment No. 3 thereto dated as of March 31, 1995 and Amendment No. 4 thereto dated as of June 1, 1995, being herein called the "Credit Agreement").
                         ----------------

                  The Company has requested that the Lenders agree to certain amendments of the Credit Agreement. The Lenders are willing to do so on the terms and conditions contained herein.

                  Accordingly, the parties hereto hereby agree as follows:

                  Section 1.  Definitions.  Terms defined in the Credit
                              -----------
Agreement shall have the same meanings when used herein.

                  Section 2. Amendments of Credit Agreement. Effective as of the
                             ------------------------------
date, and subject to the conditions, set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

                  A. Section 1.01 of the Credit Agreement is amended by inserting the following new defined terms in the appropriate alphabetical order:

                  "Amendment No. 5" shall mean Amendment No. 5 dated as
                   ---------------
         of February 16, 1996 to this Agreement.

                  "Arbitrage Loans" shall mean loans made by any financial
                   ---------------
         institution (a "lender") which is, at the time of the making of such loan, a depository of the Company or any Subsidiary of the Company, to the Company or any such Subsidiary in an amount not exceeding the amount of the deposits of the Company or any such Subsidiary held by such depository, the proceeds of which are invested in U.S. Government securities and/or certificates of deposit rated

         A-1 or P-1 and having a term not exceeding the maturity date of such loan (but in no event longer than 92 days), provided that (i) the relevant borrower shall have a right of offset against such investment (in the case of certificates of deposit) and (ii) all such loans must be off the balance sheet of the Company and its Subsidiaries at the last day of any quarterly fiscal period.


                  "Insured Depository Subsidiary" shall mean any subsidiary of
                   -----------------------------
          the Company that is an "insured depository institution" within the meaning of 12 U.S.C. ss.1813(c)(2).

                  B. Section 1.01 of the Credit Agreement is amended by changing the defined terms "Applicable Margin" and "Capital
Expenditures" to read as follows:

                  "Applicable Margin" shall mean, with respect to Bank
                   -----------------
         Loans:

                  (a) with respect to such Loans that are Base Rate Loans, zero; and

                  (b) with respect to such Loans that are Eurodollar
         Loans,

                           (i) for any period commencing on the first date of a
                  fiscal quarter of the Company (the "Current Fiscal Quarter")
                                                      ----------------------
                  immediately following the date on which the Company shall have delivered a certificate of a senior financial officer of the Company demonstrating in reasonable detail (based upon financial statements of the Company for the fiscal quarter most recently ended that have been delivered to the Lenders pursuant to Section 8.01(a) or (b) hereof) (each a "Rate
                                                                      ----
                  Certificate") that the Pro Forma Fixed Charge Coverage Ratio
                  -----------
                  for the most recently completed Computation Period is less than 1.40:1.0 to and including the last day of the Current Fiscal Quarter, 1% per annum;

                           (ii) if the Company shall have delivered a Rate
                  Certificate demonstrating in reasonable detail that the Pro Forma Fixed Charge Coverage Ratio for the most recently completed Computation Period is equal to or greater than 1.40:1.0, then for the Current Fiscal
                  Quarter,

                            (x) for each day of the Current Fiscal Quarter on
                           which the Company shall have either or both of an S&P Claims Paying Rating and a Moody's Financial Strength Rating, the per annum margin set forth below opposite the relevant ratings category for such day:

                           Ratings Category                 Applicable Margin
                           ----------------                 -----------------

                           S&P Claims Paying Rating             0.50%
                           is A or above and Moody's
                           Financial Strength Rating
                           is A2 or above ("Category A
                                            ----------
                           Period")
                           ------

                           S&P Claims Paying Rating             0.625%
                           is A- or above and Moody's
                           Financial Strength Rating
                           is A3 or above ("Category B
                                            ----------
                           Period"), but a Category A
                           ------
                           Period is not in effect

                           S&P Claims Paying Rating             0.75%
                           is BBB or above and Moody's
                           Financial Strength Rating is Baa2
                           or above ("Category C Period"),
                                      -----------------
                           but neither a Category A Period
                           nor a Category B Period is in
                           effect

                           S&P Claims Paying Rating             1.00%,
                           is BBB- or below or the
                           Moody's Financial Strength
                           Rating is Baa3 or below
                           ("Category D Period")
                             -----------------

                  provided that (A) if the Company shall have only one such rating on any such day, the Applicable Margin set forth above opposite such rating shall apply for such day and (B) if the Company shall have an S&P Claims

                  Paying Rating and a Moody's Financial Strength Rating in different ratings category for any such day, the Applicable Margin set forth above for the lower ratings category shall apply for such day; and

                           (iii) if the Company shall have neither an S&P Claims
                  Paying Rating nor a Moody's Financial Strength Rating on any day during the Current Fiscal Quarter, the per annum margin set forth below opposite the Adjusted Leverage Ratio, measured as at the end of the immediately preceding fiscal quarter of the Company (based upon financial statements of the Company for the fiscal quarter most recently ended that have been delivered to the Lenders pursuant to Section 8.01(a) or (b) hereof and set forth in reasonable detail in the certificate of a senior financial officer of the Company delivered pursuant to the last paragraph of Section 8.01 hereof):

                           Adjusted Leverage Ratio          Applicable Margin
                           -----------------------          -----------------

                                    < 30%                         0.80%
                                    -

                                    > 30%                         1.00%.

                  "Capital Expenditures" shall mean, for any period,
                   --------------------
         expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding (a) repairs, (b) asset purchases of title plants, (c) expenditures made pursuant to the Riverside Acquisition,
         (d) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed from insurance proceeds or with awards of compensation arising from a taking by eminent domain or condemnation, (e) the FARETSI Building Purchase and (f) expenditures made in respect of the purchase of real property by the Company or any of its Subsidiaries for occupancy or use in their respective businesses) during such period computed in accordance with GAAP.

                  "Moody's Financial Strength Rating" shall mean the
                   ---------------------------------
         rating assigned to an insurance company by Moody's Investors Services, Inc. with regard to its "financial strength".

                  "S&P Claims Paying Rating" shall mean the rating assigned to
                   ------------------------
         an insurance company by Standard & Poor's Corporation with regard to its "claims paying ability".

                  C. Section 3.02(d) of the Credit Agreement (which was added to the Credit Agreement by Section 3.J of Amendment No. 2 thereto dated as of November 22, 1994) is deleted in its entirety.

                  D. Section 8 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Section 8. Covenants of the Company. The Company covenants
                              ------------------------
and agrees with the Lenders and the Agent that, so long as any Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

                  8.01  Financial Statements, Etc.  The Company will
                        -------------------------
deliver to each of the Lenders:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated and consolidating statements of income and consolidated statements of stockholders' equity and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and said consolidating statements of income and balance sheets, to the extent that they relate to the Company on a parent company stand alone basis, fairly present the individual unconsolidated financial condition and results of operations of the Company, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income and consolidated statements of stockholders' equity and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied
         (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said consolidating statements and balance sheets, to the extent that they relate to the Company on a parent company stand alone basis, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating statements of income and balance sheets fairly present the individual unconsolidated financial condition and results of operations of the Company, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                  (c) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of each Material

         Subsidiary which is not an Insurance Company, but only to the extent that consolidated statements are prepared by such Material Subsidiary for such period, consolidated statements of income and consolidated statements of stockholders' equity of such Material Subsidiary and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of such Material Subsidiary and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of such Material Subsidiary, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Material Subsidiary and its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (d) as soon as available and in any event within 90 days after the end of each fiscal year of each Material Subsidiary which is not an Insurance Company, consolidated statements of income and consolidated statements of stockholders' equity and cash flow of such Material Subsidiary and its Consolidated Subsidiaries for such fiscal year and the related consolidated balance sheets of such Material Subsidiary and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by a certificate of a senior financial officer of such Material Subsidiary, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Material Subsidiary and its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                  (e) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of each Insurance Company which is a Material Subsidiary (other than an indirect Material Subsidiary of the Company which is not required to file a Statutory Statement with any Applicable Insurance Regulatory Authority), Statutory Statements of such Insurance Company (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority) for such fiscal period, accompanied by (i) a certificate of a senior financial officer of such Insurance Company which certificate shall state that such financial statements present the financial condition of such Insurance Company in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (ii) a certificate of a senior financial officer of such Insurance Company, affirming the adequacy of Reserves of such Insurance Company as at the end of such fiscal quarter;

                  (f) as soon as available and in any event within 60 days after the end of each fiscal year of each Insurance Company which is a Material Subsidiary (other than an indirect Material Subsidiary of the Company which is not required to file a Statutory Statement with any Applicable Insurance Regulatory Authority), the annual Statutory Statement of such Insurance Company (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority) for such year and as filed with the Insurance Department of the applicable state, accompanied by (i) a certificate of a senior financial officer of such Insurance Company stating that said Statutory Statement presents the financial condition of such Insurance Company in accordance with the statutory accounting practices required or permitted by the applicable Insurance Regulatory Authority, and (ii) a certificate of a senior financial officer of such Insurance Company, affirming the adequacy of Reserves of such Insurance Company as at the end of such fiscal year;

                  (g) to the extent prepared by the Company and as soon as available and in any event within 90 days after the end of each fiscal year of each Material Subsidiary which is an Insurance Company which is not required to file a Statutory Statement with any Applicable Insurance Regulatory Authority (i) except with respect to Midland Title Security, Inc. and

         First American Title Company of Nevada, consolidated statements of income and consolidated statements of stockholders' equity of such Material Subsidiary and its Consolidated Subsidiaries for such fiscal year and the related consolidated balance sheets of such Material Subsidiary and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by a certificate of a senior financial officer of such Material Subsidiary, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Material Subsidiary and its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year; and (ii) with respect to each of Midland Title Security, Inc. and First American Title Company of Nevada, consolidated balance sheets of such Material Subsidiary and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by a certificate of a senior financial officer of such Material Subsidiary, which certificate shall state that said consolidated balance sheets fairly present the consolidated financial condition of such Material Subsidiary and its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of such fiscal year;

                  (h) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (i) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (j) as soon as possible, and in any event within 20 days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section
                  4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard
                   --------
                  of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
                  Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                      (ii) the distribution of a notice of intent to terminate
                  any Plan pursuant to Section 4041(c) of ERISA or any action taken by the Company or an ERISA Affiliate to terminate any Plan pursuant to Section 4041(c) of ERISA;

                     (iii) the institution by PBGC of proceedings under Section
                  4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                      (iv) the complete or partial withdrawal from a
                  Multiemployer Plan by the Company or any ERISA Affiliate that results in liability of the Company or any ERISA Affiliate in excess of $250,000 under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                      (v) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding will or could reasonably be expected to result in any material liability of the Company or any ERISA Affiliate, which material liability will be, or could reasonably be expected to be, payable while this Agreement is in effect and which proceeding is not dismissed within 30 days; and

                      (vi) the adoption of an amendment to any Plan that,
                  pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (k) as soon as received by the Company, a copy of any final financial examination report (including, without limitation, any report in respect of any tri-annual examination conducted by any Applicable Insurance Regulatory Authority) or market conduct examination report issued by or prepared for any governmental authority (including any Applicable Insurance Regulatory Authority and NAIC) with respect to any Insurance Company; and (ii) to the extent disclosure to the Lenders is permitted by law, a copy of any financial examination report issued by or prepared for any governmental authority (including any Applicable Bank Regulatory Authority) with respect to the Company, First American Trust or First Security Thrift;

                  (l) immediately, notice of actual (or threatened action that could lead to the) suspension, termination or revocation of any License of any Insurance Company which is a Material Subsidiary by any governmental authority (including any Applicable Insurance Regulatory Authority), including any notice by any governmental authority of the commencement of any proceeding, hearing or administrative action to suspend, terminate or revoke any such License as a result of the failure by any such Insurance Company to take or refrain from taking, any action which adversely affects the authority of such Insurance Company to conduct its business after notice thereof by such governmental authority (including any such Applicable Insurance Regulatory Authority);

                  (m) promptly after the Company knows or has reason to believe that any insurance, banking or other regulator having jurisdiction over the Company or any of its Material Subsidiaries has commenced any proceeding, issued any order, given notice of a formal hearing, sought relief from any court or taken any similar action with respect to the Company or any of its Material Subsidiaries that seeks to, or would, result in the revocation of any license or authorization of the Company or any of its Material Subsidiaries or materially restrict the ability of the Company or any of its Material Subsidiaries to do business in any jurisdiction, a notice describing in reasonable detail such proceeding, order, hearing or similar action;

                  (n) at the time it furnishes statements pursuant to paragraph
         (a) or (b) above, a certificate of a senior financial officer of the Company which certificate shall (i) list all Subject Property (as such term is defined in Section 8.23 hereof) acquired by the Company and its Subsidiaries during the most recently ended fiscal quarter and (ii) list all Investments made by the Company and its Subsidiaries pursuant to Section 8.08(d) hereof during the most recently ended fiscal quarter;

                  (o) promptly upon their becoming available, each Call Report of each Bank Subsidiary prepared for or filed with any Applicable Bank Regulatory Authority;

                  (p) immediately, but in any event no later than five days after the Company knows that any Applicable Bank

         Regulatory Authority's specification by regulation of capital levels results in First Security Thrift being designated an "undercapitalized," "significantly undercapitalized" or "critically undercapitalized" institution pursuant to 12 U.S.C. ss.1831o, a notice identifying such designation and describing in reasonable detail the computations necessary to determine such designation;

                  (q) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

                  (r) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine (x) Deferred Revenues (but only to the extent not already reflected as a discrete item in the set of financial statements furnished with such certificate) and (y) whether the Company is in compliance with Sections 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13 and 8.14 hereof, as of the end of the respective quarterly fiscal period or fiscal year (such certificate to include, with respect to said Section 8.11, (I) a description in reasonable detail of the assumptions underlying the estimates used in determining Pro Forma Fixed Charges for the Computation Period commencing on the day next following the last day of such fiscal period or fiscal year and a certification that such assumptions and estimates are reasonable and were made in good faith and
(II) if such Computation Period commences on or after July 1, 1995, a description in reasonable detail of any material differences between such assumptions and the corres ponding assumptions underlying the estimates used in determining Pro Forma Fixed Charges for the then next preceding Computation Period and the reasons therefor).

                  8.02 Litigation. The Company will promptly give to each Lender
                       ----------
notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

                  8.03  Existence, Etc.  (a)  The Company will, and will
                        --------------
cause each of its Material Subsidiaries to:

              (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that
                                                               --------
         nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof); and

             (ii) maintain all of its Properties used or useful (in the good faith opinion of the Company) in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Company will, and will cause each of its Subsidiaries to:

              (i) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect;

             (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves (as required by generally accepted accounting principles or statutory accounting practices, as the case may be) are being maintained;

            (iii) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles or statutory accounting practices, as the case may be, consistently applied; and

             (iv) permit representatives of any Lender or the Agent, during normal business hours under guidance from officers of the Company or its Subsidiaries, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

                  8.04 Insurance. The Company will, and will cause each of its
                       ---------
Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                  8.05  Prohibition of Fundamental Changes.
                        ----------------------------------

                  (a) The Company will not, nor will it permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property (including, without limitation, title plant assets) from, or capital stock (including, without limitation, the capital stock of any Subsidiary of the Company held by minority shareholders) of, or be a party to any acquisition of, any Person except for:

                   (i) any such acquisition (which acquisition may be an Investment in a Corporate Affiliate), the consideration for which is paid solely in shares of common stock of the Company with a Book Value which, on the date of such acquisition (when added to the Book Value of all such other common stock issued as consideration pursuant to this clause (i)) does not exceed 15% of the total assets of the Company and its Subsidiaries (on a consolidated basis) on such date;

                  (ii) any such acquisition which is required to be made by FATICO, First American Home Buyers Protection Corporation or First American Title Guaranty Holding Company under the Minority Stockholders Put Documents, and then only on or after the date so required to be made;

                  (iii) any such acquisition (which acquisition may be an Investment in a Corporate Affiliate, but shall not include an acquisition referred to in clause (ii) above) made after the date of Amendment No. 5, the consideration for which is either paid in cash or through the assumption of Indebtedness; provided that (x) in the case
                                                 --------
         of each such acquisition (the "Subject Acquisition"), the sum of all
                                        -------------------
         such consideration paid or assumed pursuant to this clause (iii) for the Subject Acquisition and all other such acquisitions effected on or after the date of Amendment No. 5 does not exceed a total aggregate amount of $100,000,000, (y) for any Subject Acquisition for which the consideration paid or assumed equals or exceeds $35,000,000, the Majority Lenders shall have consented thereto and (z) the aggregate amount of Investments permitted under this clause (iii) in First Security Thrift shall not exceed $5,000,000 in the aggregate;

             (iv) purchases of inventory and office supplies to be sold or used in the ordinary course of business;

              (v)  the Riverside Acquisition;

             (vi)  Investments permitted under Section 8.08 hereof;
         and

            (vii) Capital Expenditures permitted under Section 8.14 hereof.

                  (b) The Company will not, nor will it permit any of its Material Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), provided that the
                                                          --------
Company and its Material Subsidiaries may sell or dispose of any Property in the ordinary course of business and obsolete or worn-out Property no longer used or useful in its business.

                  (c)  Notwithstanding the foregoing provisions of this
Section 8.05:

              (i) any Subsidiary of the Company (other than FATICO, First American Trust and FARETSI) may be merged or consolidated with or into:
         (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such Subsidiary; provided that if any such
                                                       --------
         transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

             (ii) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company; and

            (iii) the Company or any Subsidiary of the Company may merge or consolidate with any other Person (which is not a Subsidiary of the Company) if (x) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Company and (y) after giving effect thereto no Default would exist hereunder.

                  8.06 Limitation on Liens. The Company will not, nor will it
                       -------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (a)  Liens created pursuant to the Pledge Agreement;

                  (b) Liens in existence on September 30, 1994 and, to the extent that any such Lien secures Indebtedness the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, listed in Schedule I to Amendment No. 2;

                  (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with generally accepted accounting principles (or, in the case of an Insurance Company, statutory accounting practices);

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

                  (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, casualty insurance policies of the type usually carried by corporations engaged in businesses or activities that are the same as or similar to those of the Company and its Subsidiaries and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (h) Liens upon Property of any corporation which becomes a Subsidiary of the Company after April 21, 1992, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

                  (i) Liens upon real and/or tangible personal Property used primarily in the ordinary course of the business of the Company and its Subsidiaries and acquired after April 21, 1992;

                  (j) Liens upon the real and/or tangible personal Property acquired by FATICO pursuant to the Riverside Acquisition created no later than 90 days from the date of such acquisition solely for the purpose of securing the Indebtedness permitted by Section 8.07(e) hereof representing, or incurred to finance, the cost of such Property; provided that no such Lien shall extend to or cover any Property of
         --------
         FATICO other than the Property so acquired and improvements thereon;

                  (k) Liens upon the Property of First American Trust and Southwest Title and Trust Company which are created in the ordinary course of their respective financial services businesses as such businesses are conducted as of April 21, 1992;

                  (l) Liens upon Property of any Subsidiary of the Company securing Indebtedness of such Subsidiary to the Company or another Subsidiary of the Company that is the direct or indirect parent entity of such Subsidiary permitted by Section 8.07 hereof;

                  (m) Liens upon Property of the Company or any of its Subsidiaries securing Arbitrage Loans; provided that no such Lien shall extend to or cover any such Property other than the securities and/or other investments in which the proceeds of such Arbitrage Loans have been invested; and

                  (n) any extension, renewal or replacement of the foregoing, provided however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

                  8.07 Indebtedness. The Company will not, nor will it permit
                       ------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness except:

                  (a)  Indebtedness to the Lenders hereunder;

                  (b) Indebtedness outstanding on September 30, 1994 and, to the extent that any such Indebtedness has an aggregate principal or face amount which equals or exceeds (or may equal or exceed) $1,000,000, listed in Schedule I to Amendment No. 2;

                  (c) Indebtedness of the Company and its Subsidiaries secured by Liens permitted under Section 8.06(i) hereof up to but not exceeding $45,000,000 at any one time outstanding;

                  (d) Indebtedness of the Company incurred or assumed pursuant to any acquisition expressly permitted by clause (iii) of Section 8.05(a) hereof;

                  (e) Indebtedness of FATICO incurred pursuant to the Riverside Acquisition in an aggregate amount up to but not exceeding $6,000,000 at any one time outstanding; provided that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed 75% of the fair market value (as determined in good faith by a senior financial officer of the Company) of the real and/or tangible personal Property acquired by FATICO pursuant to the Riverside Acquisition;

                  (f) Indebtedness of the Company to any Subsidiary of the Company, Indebtedness of any Subsidiary of the Company (the "Debtor
                                                                      ------
         Subsidiary") to the Company or another Subsidiary of the Company that
         ----------
         is the direct or indirect parent entity of the Debtor Subsidiary, and Indebtedness of direct Wholly Owned Subsidiaries of the Company to their respective Wholly Owned Subsidiaries;

                  (g)  Indebtedness of FATICO to FARETSI;

                  (h)  Arbitrage Loans;

                  (i)  Indebtedness representing Capital Lease
         Obligations to the extent permitted by Section 8.14 hereof;

                  (j) Indebtedness of FATICO, First American Title Guaranty Holding Company and First American Home Buyers
         Protection Corporation with respect to Minority Stockholders Put Obligations;

                  (k) Indebtedness of FARETSI and FATICO to the Company representing intercompany loans made by the Company from net proceeds received by the Company from its Equity Issuances;

                  (l) additional Indebtedness of the Insurance Companies in respect of letters of credit (or similar instruments) and Guarantees issued in the ordinary course of the title insurance business in connection with settlement of title insurance claims, so long as the aggregate amount of all such Indebtedness does not exceed $10,000,000 at any one time outstanding;

                  (m) Indebtedness of the Company or any of its Subsidiaries in respect of letters of credit (or similar instruments) and guarantees issued in connection with settlement or administration of claims made against the Company or any of its Subsidiaries under insurance policies of the type usually carried by corporations engaged in businesses or activities that are the same as or similar to those of the Company and its Subsidiaries;

                  (n) additional Indebtedness of the Company and its Subsidiaries (other than to each other) up to but not exceeding $25,000,000 at any one time outstanding; and

                  (o) any extension, renewal or refinancing of the foregoing.

                  8.08 Investments. The Company will not, nor will it permit any
                       -----------
of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                           (a) The Company may make or have outstanding the following:

                                (i)  Permitted Investments;

                               (ii)  operating deposit accounts with banks;

                              (iii)  Investments by the Company in capital
                           stock of Subsidiaries of the Company to the extent outstanding on the Amendment No. 2 Effective Date (as defined in Amendment No. 2), and disclosed on
                           Schedule II thereto;

                               (iv) Investments by the Company in FATICO as contemplated by Section 8.18 hereof;

                                (v) Interest Rate Protection Agreements
                           (including those required by Section 8.15 hereof) so long as the aggregate outstanding notional principal amount of all transactions under such Agreements does not exceed an amount equal to the sum of the aggregate outstanding principal amount of the Bank Loans plus the aggregate outstanding unused amount of the New Revolving Credit
                           Commitments at any time;

                               (vi)  [intentionally omitted]

                              (vii) Investments by the Company in its
                           capacity as a "qualified intermediary" (as such term is defined on April 21, 1992 in Internal Revenue Service Reg. section 1.103(k)-1(g)(4)) in tax deferred exchanges arranged by First American Trust in the ordinary course of First American Trust's financial services business;

                             (viii) Investments by the Company required to be
                           made in any Subsidiary of the Company by any Applicable Bank Regulatory Authority or any Applicable Insurance Regulatory Authority; and

                             (ix) Investments of the Company outstanding on
                           December 31, 1991, so long as any such Investments (other than any such Investments in its Subsidiaries) are not "rolled over", renewed or extended subsequent to such date.

                            (b) Any Insurance Company may make or have outstanding the following:

                                (i) Permitted Investments (without regard to maturity limitations);

                               (ii)  operating deposit accounts with banks;

                              (iii) Investments by such Insurance Company in capital stock of Subsidiaries of such Insurance Company to the extent outstanding on the Amendment No. 2 Effective Date (as defined in Amendment No.
                           2) and disclosed on Schedule II thereto and additional Investments by FATICO, First American Title Guaranty Holding Company and First American Home Buyers Protection Corporation in the capital stock of First American Title Guaranty Holding

                           Company and First American Home Buyers Protection Corporation required to be made pursuant to Minority Stockholders Put Obligations;

                               (iv) Investments in Investment Grade Debt
                           Securities, provided that the aggregate amount of all such Investments made by the Insurance Companies in the securities of any one issuer does not exceed 5% of the Combined Investment
                           Portfolio;

                                (v) Investments made in the ordinary course of
                           the title insurance business in connection with settlement of title insurance claims (subject to the requirements of Section 8.23 hereof);

                               (vi)  [intentionally omitted]

                              (vii) Investments required to be made in any
                           Subsidiary of any Insurance Company by any Applicable Bank Regulatory Authority or any Applicable Insurance Regulatory Authority;

                             (viii) Investments of such Insurance Company
                           outstanding on December 31, 1991, so long as any such Investments (other than Investments in its Subsidiaries) are not "rolled over", renewed or extended subsequent to such date; and

                               (ix) FATICO may (notwithstanding Section 8.05
                           hereof) exchange the capital stock of North American Title Insurance Company held by it for approximately 17% of the capital stock of North American Asset Development Corporation.

                           (c) Any Subsidiary of the Company which is not an
                  Insurance Company (other than First Security Thrift) may make or have outstanding the following:

                                   (i) Permitted Investments (without regard to maturity limitations);

                                  (ii)  operating deposit accounts with banks;

                                 (iii) Investments by such Subsidiary in
                          capital stock of Subsidiaries of such Subsidiary to the extent outstanding on the Amendment No. 2 Effective Date (as defined in Amendment No. 2) and disclosed on Schedule II thereto;

                               (iv)  [intentionally omitted]

                                (v)  Investments by FARETSI with respect to
                           the intercompany Indebtedness permitted by clause (g) of Section 8.07 hereof;

                               (vi) Investments made by First American Trust
                           and Southwest Title and Trust Company in the ordinary course of their respective financial services businesses as such businesses are conducted on April 21, 1992;

                              (vii) Investments in Investment Grade Debt
                           Securities, provided that any such Investment does not result in any such Subsidiary holding Investments of more than $1,000,000 in any one issuer;

                             (viii) Investments required to be made in any
                           Subsidiary of such Subsidiary by any Applicable Bank Regulatory Authority or any Applicable Insurance Regulatory Authority; and

                              (ix) Investments of such Subsidiary out standing
                           on December 31, 1991, so long as any such Investments (other than Investments in its Subsidiaries) are not "rolled over", renewed or extended subsequent to such date.

                           (d) Additional Investments (including, without
                  limitation, Investments in Corporate Affiliates) may be made by the Company and its Subsidiaries (other than First Security Thrift) in an aggregate amount not exceeding an amount equal to 25% of Stockholders'

                  Equity, provided that (w) with respect to Investments made by
                          --------
                  the Insurance Companies, such Investments are admitted assets, assets acquired in settlement of claims, or non-admitted assets in an aggregate amount not exceeding $5,000,000, (x) the aggregate amount of all such Investments made by the Company and its Subsidiaries in any one issuer shall not exceed $5,000,000, (y) no more than 60% of the aggregate amount permitted for such Investments in this subsection (d) shall be in equity securities and (z) any such Investment in equity securities otherwise permitted by clause (y) above shall not result in either the Company or any of its Subsidiaries holding more than a 20% ownership interest in any one issuer of equity securities.

                            (e)  First Security Thrift may make or have
                  outstanding the following:

                                (i) Permitted Investments (without regard to maturity limitations);

                               (ii)  operating deposit accounts with banks;

                              (iii) Investments in Investment Grade Debt
                           Securities, provided that the aggregate amount of all
                                       --------
                           such Investments made by First Security Thrift in the securities of any one issuer does not exceed $1,000,000;

                               (iv) Investments in commercial and
                           residential real estate loans or mortgages, provided
                                                                       --------
                           that any such Investments shall be within the legal lending guidelines prescribed by the Federal Deposit Insurance Corporation (or any successor thereto);

                                (v) Investments made in the ordinary course
                           of the secured lending business in connection with foreclosures on secured loans (subject to the requirements of Section 8.23 hereof); and

                               (vi)  Investments of First Security Thrift
                           outstanding on December 31, 1991.

                           (f) In addition to the other Investments permitted by
                  this Section 8.08, the Company and its Subsidiaries may make Investments in their respective direct or indirect Subsidiaries, provided that any Investments in First Security
                                --------
                  Thrift after the date of Amendment No. 5 shall be subject to the limitation set forth in Section 8.05(a)(iii)(z) hereof.

                           (g) In addition to the other Investments permitted by
                  this Section 8.08, the Company and its Subsidiaries may (1) make any Investment which is expressly permitted to be made pursuant to clauses (i) and (iii) of Section 8.05(a) hereof and (2) contribute shares of capital stock of a Subsidiary acquired by the Company in an acquisition referred to in clause (i) or (iii) of Section 8.05(a) hereof to any other Subsidiary of the Company (either directly or indirectly through other Subsidiaries of the Company) and such Subsidiary may hold the resulting Investment in such acquired Subsidiary (but may not increase the same except to the extent permitted by paragraph (f) above).

                           (h) In addition to the other Investments permitted by
                  this Section 8.08, each of the Company and its Subsidiaries may make Investments in intercompany Indebtedness that is permitted to be owed to it under Section 8.07 hereof.

                           (i) In addition to the other Investments permitted by
                  this Section 8.08, the Company and its Subsidiaries may make new loans and advances subsequent to April 21, 1992 (in addition to those loans and advances already outstanding pursuant to clauses (a)(ix), (b)(viii) and (c)(ix) of this
                  Section 8.08), maturing not more than 90 days from the respective dates such new loans and advances are made, to their respective officers, employees and agents in the ordinary course of business, provided that (x) the aggregate
                                               --------
                  amount (as to the Company and all of its

                  Subsidiaries) of all such new loans and advances shall not exceed $2,500,000 at any one time outstanding and (y) any such new loan or advance to any such officer or employee shall not exceed $250,000 at any one time outstanding.

                           (j) In addition to the other Investments permitted by
                  this Section 8.08, the interests of (i) First American Title Company of Los Angeles in The 520 North Central Joint Venture,
                  (ii) National Survey Services, Inc. in the Bock & Clark Partnership, (iii) First American Title Guaranty Holding Company in the Harrison-Webster Investment Group and (iv) Southwest Title Land Company in the joint ventures and limited partnerships specified in Schedule II to Amendment No. 2.

                           (k) In addition to the other Investments permitted by
                  this Section 8.08, the Company or any of its Subsidiaries may be a general partner in a partnership or joint venture after the date of Amendment No. 5, provided that (i) the aggregate
                                               --------
                  amount of Indebtedness of each such partnership or joint venture shall be included in the Adjusted Leverage Ratio and
                  (ii) the amount of Investments by each such partnership or joint venture shall be subject to the other limitations set forth in this Section 8.08.

                           (l) In addition to the other Investments permitted by
                  this Section 8.08, the Company and its Subsidiaries may incur Arbitrage Loans.

                  8.09 Stockholders' Equity. The Company will not permit
                       --------------------
Stockholders' Equity to be less than $265,000,000 at any time.

                  8.10 Adjusted Leverage Ratio. The Company will not permit the
                       -----------------------
Adjusted Leverage Ratio to exceed 0.40 to 1 at any time.

                  8.11 Pro Forma Fixed Charge Coverage Ratio. The Company will
                       -------------------------------------
not permit the Pro Forma Fixed Charge Coverage Ratio for the Computation Period commencing on the first day of any fiscal quarter of the Company to be less than 1.25 to 1.

                  8.12 Minimum Combined Earnings. The Company will not permit,
                       -------------------------
as at the last day of each fiscal year of the Company (commencing with the fiscal year ending on December 31, 1996), the Combined Earnings to be less than $20,000,000 plus (for each fiscal year ending after December 31, 1996) an
            ----
additional $20,000,000.

                  8.13 Minimum FATICO Surplus, Etc.. The Company will not permit
                       ---------------------------
(a) FATICO Surplus to be less than $150,000,000 at any time and (b) FATICO Unassigned Surplus to be less than $80,000,000 at any time.

                  8.14 Capital Expenditures. The Company will not permit the
                       --------------------
aggregate amount of Capital Expenditures by the Company and its Consolidated Subsidiaries at any time during any fiscal year to exceed 20% of the Base Amount for such fiscal year less Dividend Payments paid in such fiscal year (other than any such Dividend Payments made with the proceeds of New Loans not later than five Business Days after the Borrowing thereof under Amendment No. 2).

                  8.15 Interest Rate Protection Agreements. At all times during
                       -----------------------------------
the three-year period following the date that the Company entered into the Interest Rate Protection Agreement required by Section 8.15 of the Existing Credit Agreement, the Company will maintain in full force and effect such Interest Rate Protection Agreement or one or more Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), which effectively enables the Company (in a manner satisfactory to the Majority Lenders), as at any date, to protect itself against the Prime Rate exceeding 9% per annum as to a notional principal amount at least equal to $22,500,000.

                  8.16 Lines of Business. The Company will not permit, nor will
                       -----------------
it permit any of its Subsidiaries to, (a) engage to any substantial extent in any line or lines of business activity other than the businesses it was engaged in on the date of

Amendment No. 5 or (b) expand into any new markets or product lines substantially different from those in which it was engaged as of the date of Amendment No. 5. Notwithstanding the foregoing, (i) no Insurance Subsidiary shall engage in any business other than the ownership and management of insurance operations and businesses reasonably related or incidental thereto,
(ii) First Security Thrift shall not engage in any business other than the ownership and management of thrift operations and businesses reasonably related or incidental thereto and (iii) First American Capital Management, Inc. ("First
                                                                          -----
American Capital Management"), a Wholly Owned Subsidiary of the Company, may
- ---------------------------
provide investment advisory services to First American Trust and a proprietary family of mutual funds and, in that connection, First American Capital Management and First American Trust may engage in activities reasonably related or incidental thereto.

                  8.17 Transactions with Affiliates. Except as expressly
                       ----------------------------
permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate (other than Investments required to be made in (i) The 520 North Central Joint Venture by First American Title Company of Los Angeles pursuant to the express terms of The 520 North Central Joint Venture Agreement, (ii) the Bock & Clark Partnership by National Survey Services, Inc. pursuant to the express terms of the Bock & Clark Partnership Agreement and (iii) the Harrison-Webster Investment Group by First American Title Guaranty Holding Company pursuant to the express terms of the Harrison-Webster Partnership Agreement); (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an
                              --------
individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation (whether paid in cash, securities or other benefits) for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

                  8.18 Use of Proceeds, Etc. The Company confirms that it used
                       --------------------
the proceeds of the Loans hereunder solely to repay the Specified Debt (together with all fees, commissions and expenses payable in connection with such repayment) in compliance with all applicable legal and regulatory requirements and to make capital contributions in FATICO; provided that neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                  8.19 Certain Obligations Respecting Subsidiaries. The Company
                       -------------------------------------------
will, and will cause each of its Material Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Material Subsidiaries at all times owns (subject only to the Lien of the Pledge Agreement) (a) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Wholly Owned Subsidiaries and its Material Subsidiaries as was owned on April 21, 1992 and (b) at least 90% of the issued and outstanding shares of each class of stock of each of its other Material Subsidiaries as was owned on April 21, 1992. Without limiting the generality of the foregoing, except as expressly permitted by Section 8.05 hereof, the Company will not and will not permit any of its Material Subsidiaries to sell, transfer or otherwise dispose of any shares of stock or any other ownership interest in any Material Subsidiary owned by them, any of FATICO, First American Trust and FARETSI or permit any of its Material Subsidiaries to issue any shares of stock of any class whatsoever to any Person (other than to the Company or any Material Subsidiary of the Company which owns 100% of the issued and outstanding capital stock of such Material Subsidiary). In the event that any such additional shares of stock shall be issued by any of FATICO, First American Trust and FARETSI, the Company agrees forthwith to deliver to the Agent pursuant to the Pledge

Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement. The Company will not permit any of its Material Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (other than an arrangement mandated by Applicable Bank Regulatory Authorities or Applicable Insurance Regulatory Authorities) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property. In addition (to the extent not required by applicable law), the Company will not, and will not permit any of its Material Subsidiaries to, enter into any capital maintenance or other agreement which requires the Company or such Material Subsidiary to make a cash equity or other capital contribution to any Material Subsidiary.

                  8.20  Modifications of Certain Documents.
                        ----------------------------------

                  (a) The Company will not, nor will it permit any of its Subsidiaries to, without the prior consent of the Agent (with the approval of the Majority Lenders), consent to any modification, supplement or waiver of any of the material provisions of the Minority Stockholders Put Documents, any documents governing the ESOT Indebtedness, any of the Tax Sharing Agreements, The 520 North Central Joint Venture Agreement, the Bock & Clark Partnership Agreement or the Harrison-Webster Partnership Agreement or the joint venture or partnership agreement for any Investment by Southwest Title Land Company referred to in Section 8.08(j) hereof.

                  (b) The Company will not, nor will it permit any of its Subsidiaries to, without the prior consent of the Agent (with the approval of the Majority Lenders), enter into or consent to any amendment, supplement or other modification of any of the Outstanding Debt Documents that:

                  (i) increases or extends the term of the commitments thereunder, or extends the time or waives any requirement for the reduction or termination of such commitments;

                 (ii) extends the date fixed for the payment of principal of or interest on any loan or fee thereunder (other than pursuant to any extension, renewal or refinancing permitted under Section 8.07(o) hereof);

                (iii) increases the amount of any such payment of principal;

                 (iv) increases the rate at which interest is payable thereon or any fee is payable thereunder;

                  (v) alters the rights or obligations of the Company to prepay any loans thereunder; or

             (vi) modifies the number or percentage of lenders or holders of subject debt required to make any determinations or waive any rights thereunder or modify any provisions thereof.

                  8.21  [intentionally omitted]

                  8.22 Sale/Leaseback Transactions. The Company will not, nor
                       ---------------------------
will it permit any of its Subsidiaries to, enter into any arrangement with any Person whereby the Company or any of its Subsidiaries shall sell or otherwise transfer any of its Property and thereafter rent or lease such Property or similar Property for substantially the same use or uses as the Property sold or transferred if, as a result thereof, the aggregate amount of rent and lease payments payable in any fiscal year by the Company and its Subsidiaries under all such arrangements would exceed $15,000,000.

                  8.23 Foreclosure; Etc. The Company will not, nor will it
                       ----------------
permit any of its Subsidiaries to, acquire ownership or control of any commercial real property which is used for commercial purposes by means of the exercise of any right of foreclosure, power of sale or similar remedy it may avail itself of by way of any indenture of mortgage or similar instrument relating to such commercial real property (the "Subject Property"), or accept a
                                                ----------------
deed to the Subject Property in lieu of foreclosure or in settlement of any title insurance claim against it, unless the Company shall have theretofore caused a Phase I Environmental Review (as defined below) with respect to the Subject Property to be conducted. As used herein, the term "Phase I
                                                            -------
Environmental Review" shall mean an environmental survey and assessment prepared
- --------------------
by an independent engineer selected by the Company expert in the identification and analysis of environmental risks (such engineer and his agents being referred to as the "Environmental Consultant"), such survey and assessment to (a)
           ------------------------
estimate current liabilities and assess potential sources of future liabilities of any owner or operator of, or any other Person having control of, the Subject Property arising under the Comprehensive Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, in each case as amended, and any other act or regulation of any Federal, state or local environmental authority having authority in respect of the Subject Property and (b) be based upon (i) a physical on-site inspection by the Environmental Consultant of the Subject Property (without any excavation of the Subject Property), (ii) interviews by the Environmental Consultant of individuals who have direct managerial responsibility for operations on the Subject Property, (iii) a review by the Environmental Consultant of records relating to current and historical operations conducted at the Subject Property and (iv) as deemed appropriate by the Environmental Consultant, interviews by the Environmental Consultant of individuals in the area in which the Subject Property is located who may have knowledge of current and historical operations conducted at the Subject Property. The Company agrees to provide to any Lender a copy of such Environmental Review within 60 days of any request by such Lender therefor.

                  8.24 Communication with Accountants. The Company agrees to
                       ------------------------------
permit the Agent (on behalf of the Lenders) to communicate through a financial officer of the Company with its independent certified public accountants (if no Event of Default has occurred and is continuing), after the Agent obtains the prior consent of the Company (which consent may be oral or written) and further agrees to authorize such accountants on a case by case basis to disclose to the Lenders through the Agent any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the business, financial condition, and other affairs of the Company and any of its Subsidiaries which may be reasonably requested; provided however, that, after
                                                -------- -------
the occurrence and during the continuance of any Event of Default, the Agent shall not be required to obtain the consent of the Company in order to engage in any direct discussions with such accountants, but the Agent shall be required to provide the Company with the opportunity to participate in such meetings.

                  8.25  [intentionally omitted]

                  8.26  [intentionally omitted]

                  8.27  [intentionally omitted]

                  8.28  [intentionally omitted]"

                  E. Section 9 of the Credit Agreement is amended by (i) inserting the word "or" at the end of clause (m) thereof and (ii) inserting the following new clauses (n) and (o), immediately following said clause (m), to read as follows:

                           "(n)  Any Insured Depository Subsidiary shall be
                  or become "undercapitalized", "significantly undercapitalized" or "critically undercapitalized" within the meaning of 12 U.S.C. ss.1831o(b), as amended, restated or redesignated from time to time; or

                           (o) The Borrower or any of its Subsidiaries
                  (including, without limitation, any Insured Depository Subsidiary) shall submit a "capital restoration plan" under 12 U.S.C. ss.1831o(e)(2), as amended, restated or redesignated from time to time, with respect to any Insured Depository Subsidiary;".

                  F. Each reference in the Credit Agreement to the Credit Agreement (including references such as "herein",
"hereunder" and the like) is amended to refer to the Credit

Agreement as amended hereby and (unless the context otherwise requires) to this Amendment.

                  G. Each reference in the Credit Agreement to any section which, pursuant to this Amendment or any prior amendment to the Credit Agreement, has been "intentionally omitted" shall be deleted.

                  H. Except as hereby expressly amended, the Credit Agreement shall remain in full force and effect.

                  Section 3. Effectiveness of Amendments. The amend ments
                             ---------------------------
provided for by Section 2 hereof shall become effective as of December 31, 1995 (except for the amendments to the definition of "Applicable Margin" which shall take effect on the date of this Amendment) upon the satisfaction of the following conditions precedent: (a) the execution and delivery by the Agent of a counterpart of this Amendment and the receipt by the Agent of counterparts of this Amendment executed and delivered by the Company and each of the Lenders (other than the Fixed Rate Lender); and (b) the receipt by the Agent of a certificate of a senior officer of the Company to the effect that no Default under the Credit Agreement (as amended hereby) has occurred and is continuing. The Agent will advise the Company and the Lenders when such conditions have been so satisfied.

                  Section 4. Expenses. The Company hereby confirms its
                             --------
obligations under Section 11.03(a)(ii) of the Credit Agreement with respect to the reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy) in connection with the negotiation, preparation, execution and delivery of this Amendment).

                  Section 5. Counterparts. This Amendment may be executed in any
                             ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by executing any such counterpart.

                  Section 6. New York Law. This Amendment shall be governed by
                             ------------
and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                        THE FIRST AMERICAN FINANCIAL
                                          CORPORATION

                                        By /s/ PARKER S. KENNEDY
                                           ------------------------------
                                           Title: President

                                        By /s/ THOMAS A. KLEMENS
                                           ------------------------------
                                           Title: Vice President
                                                  Chief Financial Officer

                                        THE CHASE MANHATTAN BANK, N.A.

                                        By /s/ ROBERT A. FOSTER
                                           ---------------------------
                                           Title: Vice President

                                        FIRST INTERSTATE
                                          BANK OF CALIFORNIA

                                        By /s/ MARLA W. JOHNSON
                                           ---------------------------
                                           Title: Vice President

                                        IMPERIAL BANK

                                       By /s/ ARNOLD ONAGA
                                          ------------------------
                                          Title: Vice President

                                        SANWA BANK CALIFORNIA

                                       By /s/ ART DUNBAR
                                          ----------------------------
                                          Title: Vice President

                                        UNION BANK

                                       By /s/ SUSAN M. RUSSELL
                                          ---------------------------
                                          Title:

                                        NBD BANK

                                       By /s/ RICHARD J. JOHNSEN
                                          ----------------------------
                                          Title: Vice President

                                        THE CANADA LIFE
                                          ASSURANCE COMPANY

                                          INCE & CO., as Nominee for
                                            The Canada Life Assurance Company

                                       By /s/ H. VON SORPE
                                          -----------------------------------
                                          Title: Partner

                                        THE CHASE MANHATTAN BANK, N.A.,

                                         as Agent

                                        By /s/ ROBERT A. FOSTER
                                           ------------------------------
                                          Title: Vice President